UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2024

Conduit Pharmaceuticals Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41245	87-3272543
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4995 Murphy Canyon Road, Suite 300 San Diego, California	92123
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (760) 471-8536

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	CDT	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	CDTTW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 6, 2024, Conduit Pharmaceuticals Inc. (the “Company”) entered into a Senior Secured Promissory Note (the “Note”) and a Security Agreement (the “Security Agreement”, and collectively with the Note, the “Debt Agreements”) with Nirland Limited (the “Purchaser”), pursuant to which the Company issued and sold to the Purchaser the Note in the original principal amount of $2,650,000, inclusive of a $500,000 original issuance discount. Of the total amount of the Note, $1,675,000 was issued upon execution of the Note and the balance of $475,000 will be paid after the Closing Common Stock, defined herein, has been registered for resale, and such resale registration statement has been declared effective by the Securities and Exchange Commission. In connection with the Note, the Company has agreed to issue to the Purchaser 12,500,000 shares of the Company’s common stock (the “Closing Common Stock”).

The Note bears interest at a rate of 12% per annum, accruing daily on a 365-day basis, payable monthly in arrears as cash, or accrued at the Purchaser’s discretion. The Note matures on August 5, 2025. The Company has certain obligations to mandatorily prepay the Note, and any accrued interest, with portions of any proceeds received in connection with future financings. The Company may prepay the outstanding principal and accrued interest on the Note with no fee. Until the Note is no longer outstanding, the Purchaser has a right of first refusal to participate, in an amount up to 100%, with certain exceptions, in any future equity or debt offering of the Company.

The Note is secured by all assets of the Company and its subsidiary. The Note is guaranteed by the subsidiary of the Company, as well as personally by Dr. Andrew Regan, a member of the Company’s Board of Directors. The Note contains customary default provisions for a transaction of this nature. Upon an event of default, the interest rate of the Note will increase to 18%, until such time as the default is remedied.

The Security Agreement and form of Note are attached as Exhibits 10.1 and 4.1, respectively. The description of the terms of the Debt Agreements are not intended to be complete and are qualified in their entirety by reference to such exhibits.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off balance Sheet Arrangement of a Registrant.

The disclosure contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The Company issued the Closing Common Stock pursuant to the exemption from the registration requirements of the Securities Act available under Section 4(a)(2). The issuance of the Closing Common Stock has not been registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws. The description of the Closing Common Stock under Item 1.01 of this Form 8-K is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Senior Secured Promissory Note
10.1	Security Agreement, dated August 6, 2024, between Nirland Limited and Conduit Pharmaceuticals Inc.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 7, 2024	CONDUIT PHARMACEUTICALS INC.

	By:	/s/ Dr. David Tapolczay
	Name:	Dr. David Tapolczay
	Title:	Chief Executive Officer